UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Constellation Brands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ANNUAL MEETING OF STOCKHOLDERS

June 13, 2003

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Constellation Brands, Inc. at One HSBC Plaza, 100 Chestnut Street, Rochester, New York, on Tuesday, July 15, 2003 at 11:00 a.m. (local time).

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters expected to be acted upon at the meeting. Also contained in this package is the Company’s 2003 Annual Report to Stockholders, which consists of the Company’s 2003 glossy report and its Form 10-K for the fiscal year ended February 28, 2003 that sets forth important business and financial information concerning the Company.

We hope you are able to attend this year’s Annual Meeting.

Very truly yours,

RICHARD SANDS
Chairman of the Board and Chief Executive Officer

Please note that HSBC Plaza is located at the corner of Court Street and Chestnut Street in downtown Rochester, New York. Limited parking is available at HSBC’s underground parking garage off of Broad Street. Additional parking is available, among other locations, at the Midtown Parking Garage. Entrances to the garage are on Clinton Street, Broad Street and Court Street.

CONSTELLATION BRANDS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 15, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CONSTELLATION BRANDS, INC. (the “Company”) will be held at One HSBC Plaza, 100 Chestnut Street, Rochester, New York, on Tuesday, July 15, 2003 at 11:00 a.m. (local time) for the following purposes more fully described in the accompanying Proxy Statement:

1.	To elect directors of the Company (Proposal No. 1).

2.	To consider and act upon a proposal to ratify the selection of KPMG LLP, Certified Public Accountants, as the Company’s independent public accountants for the fiscal year ending February 29, 2004 (Proposal No. 2).

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 20, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

A Proxy Statement and proxy card are enclosed.

WE HOPE YOU WILL ATTEND THIS MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

Fairport, New York

June 13, 2003

CONSTELLATION BRANDS, INC.

300 WillowBrook Office Park

Fairport, New York 14450

PROXY STATEMENT

2003 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the stockholders of CONSTELLATION BRANDS, INC. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company. The proxies are for use at the 2003 Annual Meeting of Stockholders of the Company and at any adjournment thereof (the “Meeting”). The Meeting will be held on Tuesday, July 15, 2003 at 11:00 a.m. (local time) at One HSBC Plaza, 100 Chestnut Street, Rochester, New York.

The shares represented by your proxy, if the proxy is properly executed and returned, and not revoked, will be voted at the Meeting as therein specified. You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person.

The shares represented by your proxy will be voted FOR the election of the director nominees named herein (Proposal No. 1), unless you specifically withhold authority to vote for one or more of the director nominees. Further, unless you indicate otherwise, the shares represented by your proxy will be voted FOR the ratification of the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending February 29, 2004 (Proposal No. 2).

The outstanding capital stock of the Company consists of Class A Common Stock, par value $.01 per share (“Class A Stock”), and Class B Common Stock, par value $.01 per share (“Class B Stock”). The enclosed proxy card has been designed so that it can be used by stockholders owning any combination of the Company’s outstanding Class A Stock and Class B Stock. All share, option and similar information included in this Proxy Statement reflects the effect of the Company’s two-for-one stock splits that were distributed in the form of stock dividends on May 14, 2001 and May 13, 2002 to stockholders of record on April 30, 2001 and April 30, 2002, respectively.

This Proxy Statement and the accompanying proxy card are being first mailed to stockholders on or about June 13, 2003.

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mail, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies in person or by telephone or facsimile. The Company has requested persons holding stock for others in their names or in the names of nominees to forward these materials to the beneficial owners of such shares. If requested, the Company will reimburse such persons for their reasonable expenses in forwarding these materials.

VOTING SECURITIES

The total outstanding capital stock of the Company, as of May 20, 2003 (the “Record Date”), consisted of 82,459,606 shares of Class A Stock and 12,070,770 shares of Class B Stock. Each share of Class B Stock is convertible into one share of Class A Stock at any time at the option of the holder.

Of the 82,459,606 shares of Class A Stock outstanding on the Record Date, 2,654,085 shares were held by CHESS Depositary Nominees Pty Ltd. (ACN 071 346 506) (“CDN”), a wholly-owned subsidiary of the Australian Stock Exchange Limited (ACN 008 624 691) (the “ASX”). CDN has issued Constellation CHESS Depositary Interests (“Constellation CDIs”) that represent beneficial interests in the Class A Stock held by CDN. Constellation CDIs are traded on the electronic transfer and settlement system operated by the ASX. As of the Record Date there were 26,540,850 Constellation CDIs outstanding that were held by 1,127 holders of record. All references in this Proxy Statement to outstanding shares of Class A Stock include the shares of Class A Stock held by CDN and all references to holders of Class A Stock include CDN.

Holders of Constellation CDIs receive all the economic benefits of actual ownership of Class A Stock at a ratio of ten (10) Constellation CDIs to each share of Constellation Class A Stock. Constellation CDIs can be converted to Class A Stock at any time at the option of the holder of the Constellation CDI at a ratio of one share of Class A Stock for each ten (10) Constellation CDIs. Holders of Constellation CDIs have the right to attend stockholders’ meetings of the Company and to direct the vote of the shares of Class A Stock which underlie their CDIs. However, the holders of the Constellation CDIs are not entitled to vote at the stockholders’ meeting. CDN, as the holder of record of the shares of Class A Stock underlying the Constellation CDIs, will vote such shares in accordance with the directions of the holders of the Constellation CDIs. If CDN does not receive a direction from a holder of Constellation CDIs as to how to vote the shares represented by those Constellation CDIs, those shares will not be voted and will not be considered present at the Meeting for quorum purposes. A form to be used to direct CDN how to vote shares of Class A Stock represented by Constellation CDIs is being delivered with this Proxy Statement to each holder of Constellation CDIs.

Only holders of record of Class A Stock and Class B Stock on the books of the Company at the close of business on May 20, 2003, the Record Date for eligibility to vote at the Meeting, are entitled to notice of and to vote at the Meeting and at any adjournment thereof. However, under arrangements established between the Company and CDN in connection with the issuance of Constellation CDIs, the holders of Constellation CDIs are entitled to notice of and to attend the Meeting. Except as otherwise required by Delaware law, the holders of Class A Stock and the holders of Class B Stock vote together as a single class on all matters other than the election of directors. Each holder of Class A Stock is entitled to one (1) vote for each share of Class A Stock registered in such holder’s name, and each holder of Class B Stock is entitled to ten (10) votes for each share of Class B Stock registered in such holder’s name. Therefore, holders of Class A Stock are entitled to cast a total of 82,459,606 votes and holders of Class B Stock are entitled to cast a total of 120,707,770 votes at the Meeting.

The holders of a majority of the outstanding aggregate voting power of Class A Stock (including the shares evidenced by and underlying Constellation CDIs) and Class B Stock present at the Meeting, in person or by proxy, will constitute a quorum. Shares represented by proxies marked as abstentions will be counted toward determining the presence of a quorum. Proxies relating to shares held in “street name” by brokers or other nominees that may be voted with respect to some, but not all, matters without instruction from the beneficial owner (“broker non-votes”) are counted as shares present for determining a quorum.

Under Delaware law and the Company’s Restated Certificate of Incorporation and By-laws, directors are elected by a plurality of the votes cast (the highest number of votes cast) by the holders of the shares entitled to vote and actually voting, in person or by proxy. Pursuant to the Company’s Restated Certificate of Incorporation, the holders of Class A Stock (including the shares evidenced by and underlying Constellation CDIs), voting as a separate class, are entitled to elect one-fourth of the number of directors to be elected at the Meeting (rounded up to the next number if the total number of directors to be elected is not evenly divisible by four). The holders of Class B Stock, voting as a separate class, are entitled to elect the remaining number of directors to be elected at the Meeting. Since the Board of Directors nominated seven (7) directors, the holders of Class A Stock will be entitled to elect two directors and the holders of Class B Stock will be entitled to elect five directors. Because the directors are elected by a plurality of the votes cast in each election, votes that are withheld will not be counted and, therefore, will not affect the outcome of the elections.

The ratification of the selection of KPMG LLP as the Company’s independent public accountants for the fiscal year ending February 29, 2004 (Proposal No. 2) requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock (including the shares evidenced by and underlying Constellation CDIs) and Class B Stock are entitled to vote as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share. Therefore, abstentions will have the effect of negative votes. However, because broker non-votes are not considered entitled to vote, they will not affect the outcome of the vote.

BENEFICIAL OWNERSHIP

As of May 20, 2003, the following tables and notes set forth (i) the persons known to the Company to beneficially own more than 5% of Class A Stock or Class B Stock, (ii) the number of shares beneficially owned by them, and (iii) the percent of such class so owned, rounded to the nearest one-tenth of one percent. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the percentages of ownership were calculated on the basis of 82,459,606 shares of Class A Stock and 12,070,770 shares of Class B Stock outstanding as of the close of business on May 20, 2003.

Class A Stock

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Sole Power to Vote or Dispose		Shared Power to Vote or Dispose		Total		Percent of Class (1)

Robert Sands 300 WillowBrook Office Park Fairport, NY 14450	997,586	(2)	298,712	(2)	1,296,298		1.6%

Richard Sands 300 WillowBrook Office Park Fairport, NY 14450	980,658	(4)	298,712	(4)	1,279,370		1.5%

CWC Partnership-I 300 WillowBrook Office Park Fairport, NY 14450	—		236,188	(5)	236,188		0.3%

Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands 300 WillowBrook Office Park Fairport, NY 14450	—		236,188	(6)	236,188		0.3%

Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (7)	—		2,276,956	(7)	2,276,956		2.7%

FMR Corp. 82 Devonshire Street Boston, MA 02109 (8)	(8)		(8)		8,074,928	(8)	9.8%

Wellington Management Company, LLP 75 State Street Boston, MA 02109 (9)	—		(9)		4,966,575	(9)	6.0%

Class B Stock

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Sole Power to Vote or Dispose	Shared Power to Vote or Dispose		Total	Percent of Class (1)

Richard Sands 300 WillowBrook Office Park Fairport, NY 14450	2,954,116	5,430,072	(4)	8,384,188	69.5%

Robert Sands 300 WillowBrook Office Park Fairport, NY 14450	2,951,296	5,430,072	(2)	8,381,368	69.4%

Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands 300 WillowBrook Office Park Fairport, NY 14450	—	3,331,356	(6)	3,331,356	27.6%

CWC Partnership-I 300 WillowBrook Office Park Fairport, NY 14450	—	3,049,540	(5)	3,049,540	25.3%

Trust for the benefit of the Grandchildren of Marvin and Marilyn Sands 300 WillowBrook Office Park Fairport, NY 14450	—	2,025,000	(10)	2,025,000	16.8%

Stockholders Group Pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (7)	—	11,335,484	(7)	11,335,484	93.9%

(1)	The number of shares and the percentage of ownership set forth in the Class A Stock table includes the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on May 20, 2003 or become exercisable within sixty (60) days thereafter (“presently exercisable”). Such number does not include the number of option shares that may become exercisable within sixty (60) days of May 20, 2003 due to certain acceleration provisions in certain awards, which accelerations cannot be foreseen on the date of this Proxy Statement. Additionally, such number does not include the shares of Class A Stock issuable pursuant to the conversion feature of Class B Stock beneficially owned by each person. The number of shares and percentage of ownership assuming conversion of Class B Stock into Class A Stock are contained in the footnotes. For purposes of calculating the percentage of ownership of Class A Stock in the table and in the footnotes, additional shares of Class A Stock equal to the number of presently exercisable options and, as appropriate, the number of shares of Class B Stock owned by each person are assumed to be outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act. Where the footnotes reflect shares of Class A Stock as being included, such shares are included only in the Class A Stock table and where the footnotes reflect shares of Class B Stock as being included, such shares are included only in the Class B Stock table.

(2)	The amount reflected as shares of Class A Stock over which Robert Sands has the sole power to vote or dispose includes 731,680 shares of Class A Stock issuable upon the exercise of options that are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 235,804 shares of Class A Stock and 2,715,856 shares of Class B Stock owned by CWC Partnership-I, a New York general partnership (“CWCP-I”), of which

Robert Sands is a managing partner, 73,716 shares of Class B Stock owned by the Marvin Sands Master Trust (the “Master Trust”), of which Robert Sands is a trustee and beneficiary, 384 shares of Class A Stock and 333,684 shares of Class B Stock owned by M, L, R & R, a New York general partnership (“MLR&R”), of which Mr. Sands and the Master Trust are general partners, 281,816 shares of Class B Stock owned by CWC Partnership-II, a New York general partnership (“CWCP-II”), of which Mr. Sands is a trustee of the managing partner, 2,025,000 shares of Class B Stock owned by the trust described in footnote (10) below, and 62,524 shares of Class A Stock owned by the Mac and Sally Sands Foundation, Incorporated, a Virginia corporation (the “Sands Foundation”), of which Mr. Sands is a director and officer. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R and his beneficial interest in the Master Trust. The amounts reflected do not include 91,760 shares of Class A Stock owned by Mr. Sands’ wife, individually and as custodian for their minor children, the remainder interest Mr. Sands has in 709,430 of the 2,150,004 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (3) below or the remainder interest of CWCP-II in 723,906 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 9,677,666 shares of Class A Stock, representing 10.6% of the outstanding Class A Stock after such conversion.

(3)	Marilyn Sands is the beneficial owner of a life estate in 2,150,004 shares of Class A Stock that includes the right to receive income from and the power to vote and dispose of such shares. The remainder interest in such shares is held by Richard Sands, Robert Sands and CWCP-II.

(4)	The amount reflected as shares of Class A Stock over which Richard Sands has the sole power to vote or dispose includes 784,480 shares of Class A Stock issuable upon the exercise of options that are presently exercisable by Mr. Sands. The amounts reflected as shares over which Mr. Sands shares power to vote or dispose include, as applicable, 235,804 shares of Class A Stock and 2,715,856 shares of Class B Stock owned by CWCP-I, of which Richard Sands is a managing partner, 73,716 shares of Class B Stock owned by the Master Trust, of which Mr. Sands is a trustee and beneficiary, 384 shares of Class A Stock and 333,684 shares of Class B Stock owned by MLR&R, of which Mr. Sands and the Master Trust are general partners, 281,816 shares of Class B Stock owned by CWCP-II, of which Mr. Sands is a trustee of the managing partner, 2,025,000 shares of Class B Stock owned by the trust described in footnote (10) below, and 62,524 shares of Class A Stock owned by the Sands Foundation, of which Mr. Sands is a director and officer. Mr. Sands disclaims beneficial ownership of all of the foregoing shares except to the extent of his ownership interest in CWCP-I and MLR&R and his beneficial interest in the Master Trust. The amounts reflected do not include 7,860 shares of Class A Stock owned by Mr. Sands’ wife, the remainder interest Mr. Sands has in 716,668 of the 2,150,004 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (3) above or the remainder interest of CWCP-II in 723,906 of such shares. Mr. Sands disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by Mr. Sands into Class A Stock, Mr. Sands would beneficially own 9,663,558 shares of Class A Stock, representing 10.5% of the outstanding Class A Stock after such conversion.

(5)	The amounts reflected include, as applicable, 384 shares of Class A Stock and 333,684 shares of Class B Stock owned by MLR&R, of which CWCP-I is a general partner. The shares owned by CWCP-I are included in the number of shares beneficially owned by Richard Sands and Robert Sands, the managing partners of CWCP-I, the Marital Trust (defined in footnote (6) below), a partner of CWCP-I which owns a majority in interest of the CWCP-I partnership interests, and the group described in footnote (7) below. The other partners of CWCP-I are trusts for the benefit of Laurie Sands’ children. Assuming the conversion of Class B Stock beneficially owned by CWCP-I into Class A Stock, CWCP-I would beneficially own 3,285,728 shares of Class A Stock, representing 3.8% of the outstanding Class A Stock after such conversion.

(6)	The amounts reflected include, as applicable, 235,804 shares of Class A Stock and 2,715,856 shares of Class B Stock owned by CWCP-I, in which the Trust for the benefit of Andrew Stern, M.D. under the will of Laurie Sands (the “Marital Trust”) is a partner and owns a majority in interest of the CWCP-I partnership interests, 281,816 shares of Class B Stock owned by CWCP-II, in which the Marital Trust is a partner and owns a majority in interest of the CWCP-II partnership interests, and 384 shares of Class A Stock and 333,684 shares of Class B Stock owned by MLR&R, of which CWCP-I is a general partner. The Marital Trust disclaims beneficial ownership with respect to all of the foregoing shares except to the extent of its ownership interest in CWCP-I and CWCP-II. The amounts reflected do not include the remainder interest CWCP-II has in 723,906 of the 2,150,004 shares of Class A Stock subject to the life estate held by Marilyn Sands described in footnote (3) above. The Marital Trust disclaims beneficial ownership with respect to all such shares. Assuming the conversion of Class B Stock beneficially owned by the Marital Trust into Class A Stock, the Marital Trust would beneficially own 3,567,544 shares of Class A Stock, representing 4.2% of the outstanding Class A Stock after such conversion.

(7)	The group as reported consists of Richard Sands, Robert Sands, CWCP-I, CWCP-II, and the trust described in footnote (10) (collectively, the “Group”). The basis for the Group consists of: (i) a Stockholders Agreement among Richard Sands, Robert Sands and CWCP-I and (ii) the fact that the familial relationship between Richard Sands and Robert Sands, their actions in working together in the conduct of the business of the Company and their capacity as partners and trustees of the other members of the Group may be deemed to constitute an agreement to “act in concert” with respect to the Company’s shares. The members of the Group disclaim that an agreement to act in concert exists. Except with respect to the shares subject to the Stockholders Agreement, the shares owned by CWCP-I and CWCP-II and the shares held by the trust described in footnote (10) below and the Master Trust, no member of the Group is required to consult with any other member of the Group with respect to the voting or disposition of any shares of the Company. Assuming the conversion of Class B Stock beneficially owned by the Group into Class A Stock, the Group would beneficially own 13,612,440 shares of Class A Stock, representing 14.3% of the outstanding Class A Stock after such conversion.

(8)	The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (collectively, “FMR”) in its Schedule 13G (Amendment No. 1) dated February 10, 2003, filed with the Securities and Exchange Commission. The percentage of ownership reflected in the table is calculated on the basis of 82,459,606 shares of Class A Stock outstanding on May 20, 2003. The Schedule 13G (Amendment No. 1) indicates that of the 8,074,928 shares beneficially owned by FMR, through its control of Fidelity Management & Research Company, FMR has sole dispositive power with respect to 6,962,920 shares, through its control of Fidelity Management Trust Company, FMR has sole dispositive and voting power with respect to 696,300 shares, and through other relationships, FMR has sole dispositive and voting power with respect to 415,708 shares. For further information pertaining to FMR, reference should be made to FMR’s Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission. With respect to the information contained herein pertaining to shares of Class A Stock beneficially owned by FMR, the Company has relied solely on the information reported in FMR’s Schedule 13G (Amendment No. 1) and has not independently verified FMR’s beneficial ownership as of May 20, 2003.

(9)	The number of shares equals the number of shares of Class A Stock reported to be beneficially owned by Wellington Management Company, LLP (“WMC”) in its Schedule 13G (Amended) dated March 10, 2003, filed with the Securities and Exchange Commission. The percentage of ownership reflected in the table is calculated on the basis of 82,459,606 shares of Class A Stock outstanding on May 20, 2003. The Schedule 13G (Amended) indicates that of the 4,966,575 shares beneficially owned by WMC in its capacity as an investment advisor, WMC has shared voting power with respect to 4,157,575 shares and has shared dispositive power with respect to 4,966,575 shares. For further information pertaining to WMC, reference should be made to WMC’s Schedule 13G (Amended) filed with the Securities and Exchange Commission. With respect to the information contained herein pertaining to shares of Class A Stock beneficially owned by WMC, the Company has relied solely on the information reported in WMC’s Schedule 13G (Amended) and has not independently verified WMC’s beneficial ownership as of May 20, 2003.

(10)	The trust was created by Marvin Sands under the terms of an Irrevocable Trust Agreement dated November 18, 1987 (the “Trust”). The Trust is for the benefit of the present and future grandchildren of Marvin and Marilyn Sands. The Co-Trustees of the Trust are Richard Sands and Robert Sands. Unanimity of the Co-Trustees is required with respect to voting and disposing of Class B Stock owned by the Trust. The shares owned by the Trust are included in the number of shares beneficially owned by Richard Sands, Robert Sands and the Group. Assuming the conversion of Class B Stock beneficially owned by the Trust into Class A Stock, the Trust would beneficially own 2,025,000 shares of Class A Stock, representing 2.4% of the outstanding Class A Stock after such conversion.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the annual and long-term compensation paid to the Company’s Chief Executive Officer and the other four most highly compensated executive officers (as determined at the end of the fiscal year ended February 28, 2003 (collectively, the “Named Executives”)) for the fiscal years ended February 28, 2003, February 28, 2002 and February 28, 2001.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards (2)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation (1)		Securities Underlying Options (3)	All Other Compen- sation (4)

Richard Sands, Chairman of the Board and Chief Executive Officer	2003 2002 2001	$850,000 630,300 606,050	$1,108,613 819,390 425,447	$104,002 84,480 74,359	(5) (5) (5)	— 163,200 125,200	$70,313 56,217 49,039

Robert Sands, President and Chief Operating Officer	2003 2002 2001	$600,000 559,100 537,601	$782,550 726,830 377,396	$54,493 84,051 84,607	(6) (6) (6)	— 136,000 115,200	$49,735 50,174 44,076

Alexander L. Berk, President and Chief Executive Officer of Barton Incorporated (7)	2003 2002 2001	$530,000 494,000 475,000	$567,784 543,400 328,150	— — —		— 84,000 100,000	$51,874 44,818 41,196

Thomas S. Summer, Executive Vice President and Chief Financial Officer	2003 2002 2001	$400,000 343,200 330,000	$382,580 377,520 178,200	— — —		— 84,400 76,400	$34,899 32,934 29,025

Thomas J. Mullin, Executive Vice President and General Counsel (8)	2003 2002 2001	$375,000 312,000 223,846	$358,669 343,200 162,000	— — —		— 81,200 222,400	$34,210 26,023 —

(1)	None of the Named Executives, other than as indicated, received any individual perquisites or other personal benefits exceeding the lesser of $50,000 or 10% of the total salary and bonus reported for such executive officer during the periods covered by the Summary Compensation Table.

(2)	None of the Named Executives received any restricted stock awards or any pay-outs under long-term incentive plans during the periods covered by the Summary Compensation Table.

(3)	The securities consist of shares of Class A Stock underlying stock options.

(4)	Amounts reported for 2003 consist of:

•	Company 401(k) contributions under the Company’s 401(k) and Profit Sharing Plan: Richard Sands $6,514; Robert Sands $4,936; Alexander Berk $5,983; Thomas Summer $5,300; and Thomas Mullin $6,511.

•	Company profit sharing contributions under the Company’s 401(k) and Profit Sharing Plan: Richard Sands $14,399; Robert Sands $14,399; Alexander Berk $16,851; Thomas Summer $14,399; and Thomas Mullin $14,399.

•	Company contributions under the Company’s Supplemental Executive Retirement Plan: Richard Sands $49,400; Robert Sands $30,400; Alexander Berk $29,040; Thomas Summer $15,200; and Thomas Mullin $13,300.

(5)	The amounts shown include $94,080 in 2003, $84,480 in 2002 and $73,463 in 2001 for use of the corporate aircraft.

(6)	The amounts shown include $54,267 in 2003, $84,051 in 2002 and $84,057 in 2001 for use of the corporate aircraft.

(7)	Barton Incorporated is a wholly-owned subsidiary of the Company. Mr. Berk received the indicated compensation in connection with his employment by Barton Incorporated. Mr. Berk is also Chief Executive Officer, Constellation Beers and Spirits.

(8)	Mr. Mullin joined the Company in May 2000. The reported salary information is the amount paid to him during the portion of the 2001 fiscal year that he was employed by the Company.

Stock Options

No stock options or stock appreciation rights (“SARs”) were granted to any of the Named Executives during the fiscal year ended February 28, 2003 because each of the Named Executives received a special option grant during the 2002 fiscal year. Accordingly, the Company has not included in this proxy statement a table reflecting Option Grants in Last Fiscal Year.

The following table sets forth information regarding: (i) shares acquired and the value realized upon the exercise of stock options by the Named Executives during the fiscal year ended February 28, 2003; and (ii) the number and value of exercisable and unexercisable stock options held by the Named Executives as of February 28, 2003. There are no outstanding SARs.

Aggregated Option Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End (1)		Value of Unexercised In-the-Money Options at FY-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Richard Sands	—	—	747,653	101,547	$10,235,191	$768,827
Robert Sands	20,000	$495,188	698,186	88,214	$9,658,359	$688,348
Alexander L. Berk	7,040	$96,378	439,200	62,720	$5,726,234	$571,574
Thomas S. Summer	4,960	$48,360	160,600	57,080	$1,584,072	$471,050
Thomas J. Mullin	—	—	165,160	38,440	$1,587,115	$252,837

(1)	The securities consist of shares of Class A Stock underlying stock options that were granted pursuant to Company plans that were approved by its stockholders.

Report with Respect to Executive Compensation

The following report is required by the Securities and Exchange Commission’s executive compensation rules in order to standardize the reporting of executive compensation by public companies. This information shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

General

The Human Resources Committee of the Board of Directors administers the Company’s executive compensation program. The Human Resources Committee is composed of Jeananne Hauswald, Thomas McDermott and Paul Smith, each of whom is a non-employee director.

The objectives of the Company’s executive compensation program are to (i) be competitive with the pay practices of other companies of comparable size and status, including those in the beverage alcohol industry, and (ii) attract, motivate and retain key executives who are vital to the long-term success of the Company. As discussed in detail below, the Company’s executive compensation program consists of both fixed (base salary) and variable, incentive-based compensation elements. These elements are designed to operate together to comprise performance-based annual cash compensation and stock-based compensation which align the interests of the Company’s executives with the interests of its stockholders.

Executive compensation is determined in light of the Company’s performance during the fiscal year and takes into account compensation data of comparable companies. Specifically considered in fiscal year 2003 with respect to annual management incentives was the Company’s operating income for fiscal 2003, adjusted for certain items, as compared to that set forth in its fiscal 2003 operating plan.

Base Salary

With respect to annual compensation, the fundamental objective in setting base salary levels for the Company’s senior management is to pay competitive rates to attract and retain high quality, competent executives. Competitive pay levels are determined based upon input of compensation consultants, independent industry surveys, proxy disclosures, salaries paid to attract new managers and past experience. The Human Resources Committee reviews data generated by Mercer Human Resource Consulting, Inc., a consultant to the Company, for competitive analyses. Base salary levels are determined based upon factors such as individual performance (e.g., leadership, level of responsibility, management skills and industry activities), Company performance and competitive pay packages.

Annual Management Incentives

In addition to their base salary, the Company’s executives have the opportunity to earn an annual cash bonus. The annual bonus for executive officers for fiscal 2003 was based on attainment of certain target financial performance goals for the Company. Awards were based on a percentage of base salary, with target awards ranging from 45% to 75% of base salaries for executive officers. The purpose of the annual bonus is to motivate and provide an incentive to management to achieve specific business objectives and initiatives as set forth in the Company’s annual operating plan and budget. Because the financial performance of the Company met or exceeded the established targeted goals, actual bonuses paid executive officers generally exceeded the target awards. For fiscal 2003, annual cash bonuses were awarded to each of the Named Executives in the amounts indicated in the Summary Compensation Table.

Future cash bonuses for the participating executives will be determined by the Human Resources Committee pursuant to, or in a manner similar to that contemplated by, the Company’s Annual Management Incentive Plan. Pursuant to that plan, the Committee would award cash bonuses to the participating executives in the event that the Company attains one or more pre-set performance targets.

Stock Options, SARs and Restricted Stock

In connection with the executive compensation program, long-term incentive awards in the form of, among others, stock options, stock appreciation rights and restricted stock are available for grant under the Company’s Long-Term Stock Incentive Plan and Incentive Stock Option Plan. Awards have been primarily in the form of non-qualified stock options granted under the Company’s Long-Term Stock Incentive Plan. These arrangements balance the annual operating objectives of the annual cash incentive plan with the Company’s longer-term stockholder value building strategies. The Human Resources Committee and the Board of Directors grant these stock-based incentive awards from time to time for the purpose of attracting and retaining key executives, motivating them to attain the Company’s long-range financial objectives, and closely aligning their financial interests with long-term stockholder interests and share value.

The Company believes that through the use of stock options, executives’ interests are directly tied to enhanced stockholder value. The Human Resources Committee of the Board (as well as the full Board) has the flexibility of awarding non-qualified stock options, restricted stock, stock appreciation rights and other stock-based awards under the Company’s Long-Term Stock Incentive Plan and incentive stock options under the Company’s Incentive Stock Option Plan. This flexibility enables the Company to fine-tune its grants in order to maximize the alignment of the interests of the stockholders and management.

During fiscal 2003, the Human Resources Committee awarded nonqualified options to an executive officer who joined the Company as a new hire, taking into account relevant market survey data and the individual’s position with the Company. The exercise price of the stock options awarded was equal to the market value of the underlying shares on the date of grant. Accordingly, the value of the award depends solely upon future growth in the share value of the Company’s Class A Stock. No awards were made to any executive officers of the Company, including the Company’s Chief Executive Officer, who had received option grants in fiscal 2002 because each of such persons had received a special option grant during fiscal 2002. No additional grants of options in fiscal 2003 were necessary in order to provide appropriate incentives to such persons.

Compensation of Chief Executive Officer

For fiscal year 2003, the compensation of Richard Sands, the Company’s Chief Executive Officer, was based on a variety of factors, as noted above. In this regard, the Human Resources Committee considered the Company’s performance, as well as Mr. Sands’ individual performance. In addition, the compensation packages of chief executive officers of certain comparable companies selected by Mercer Human Resource Consulting, Inc. were considered. Also taken into account was the Company’s current executive salary and compensation structure.

Richard Sands’ base salary is believed to be in line with salaries of executives of similar companies and chief executive officers with similar responsibilities. Mr. Sands’ annual cash incentive for fiscal 2003 was a percentage of his base salary based upon the Company’s fiscal 2003 operating income, adjusted for certain items, as compared to that set forth in the Company’s fiscal 2003 operating plan. The range for Mr. Sands’ cash incentive award, from threshold, target and maximum (18.75%, 75% and 150%, respectively), was comparable to industry compensation survey data for executives in Richard Sands’ position. For the fiscal year ended February 28, 2003, Richard Sands received a bonus of $1,108,613, which is equal to 130.4% of his salary. As noted elsewhere in this Proxy Statement, because Mr. Sands had received a special option grant during fiscal 2002, he received no additional stock options during fiscal 2003 to purchase shares of Class A Stock of the Company.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and four other most highly paid executive officers may not be deductible by the company unless it qualifies as performance-based compensation. The Human Resources Committee recognizes the benefits of structuring executive compensation so that Section 162(m) does not limit the Company’s tax deductions for such compensation, and the Company’s Long-Term Stock Incentive Plan, Incentive Stock Option Plan and Annual Management Incentive Plan have been designed so that the Human Resources Committee may award performance-based compensation that is not subject to the limits imposed by Section 162(m). Under certain circumstances, the Human Resources Committee may decide to award executive compensation in an amount and form that is not deductible under Section 162(m).

The foregoing report is given by the members of the Human Resources Committee.

Human Resources Committee

Thomas C. McDermott (Chair)
Jeananne K. Hauswald
Paul L. Smith

Compensation Committee Interlocks and Insider Participation

As described above, during fiscal 2003, Jeananne Hauswald, Thomas McDermott and Paul Smith served as members of the Human Resources Committee of the Company’s Board of Directors. None of these individuals are or have ever been officers or employees of the Company.

Stock Price Performance Graph

Set forth below is a line graph comparing, for the fiscal years ended the last day of February 1999, 2000, 2001, 2002 and 2003, the cumulative total stockholder return of the Company’s Class A Stock and Class B Stock, with the cumulative total return of the S&P MidCap 400 Index and a peer group index comprised of companies in the beverage industry (the “Selected Peer Group Index”) (see footnote (1) to the graph). The graph assumes the investment of $100.00 on February 28, 1998 in the Company’s Class A Stock, Class B Stock, the S&P MidCap 400 Index and the Selected Peer Group Index, and also assumes the reinvestment of all dividends.

Comparison of Five Year Cumulative Total Return

	1998	1999	2000	2001	2002	2003

STZ	$100.00	$95.74	$88.12	$114.53	$194.98	$176.72
STZ.B	100.00	91.96	87.50	114.29	190.50	175.00
Peer Group Index	100.00	107.83	84.64	104.98	113.00	93.70
S&P MidCap 400 Index	100.00	102.13	133.77	145.71	149.66	121.72

(1)	The Selected Peer Group Index is weighted according to the respective issuer’s stock market capitalization and is comprised of the following companies: Adolph Coors Company (Class B Shares); Anheuser-Busch Companies, Inc.; The Boston Beer Company, Inc.; Brown-Forman Corporation (Class A and Class B Shares); Cadbury Schweppes plc; The Chalone Wine Group, Ltd.; Coca-Cola Bottling Co. Consolidated; Coca-Cola Company; Coca-Cola Enterprises Inc.; Diageo plc-ADR; LVMH Moet Hennessy Louis Vuitton; The Robert Mondavi Corporation (Class A Shares); PepsiCo, Inc.; and PepsiAmericas, Inc.

There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends depicted by the graph above. The Company neither makes nor endorses any predictions as to future stock performance.

The Stock Price Performance Graph set forth above shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

Certain Relationships and Related Transactions

Alexander Berk and Barton Incorporated, a wholly-owned subsidiary of the Company, are parties to an employment agreement dated as of September 1, 1990, as amended on November 11, 1996 and October 20, 1998, that provides for Mr. Berk’s compensation and sets forth the terms and conditions of Mr. Berk’s employment with Barton. Under his employment agreement, Mr. Berk serves as the President and Chief Executive Officer of Barton and, by virtue of his current responsibilities with Barton, he is deemed an executive officer of the Company. While the initial term of the employment agreement expired on February 28, 2001, in accordance with the agreement, the term is automatically extended for one-year periods unless either Mr. Berk or Barton notifies the other that such party does not wish to extend it. The agreement will terminate prior to the expiration of the current term (i) upon Mr. Berk’s death or Retirement, (ii) at Barton’s election, for Cause or upon Mr. Berk’s Complete Disability, and (iii) at Mr. Berk’s election, for Good Reason (all as set forth in the agreement). If Barton decides not to extend the term of the agreement, or if the agreement terminates by reason of Mr. Berk’s death, Complete Disability, or Retirement, or for Good Reason, Barton is obligated to pay to Mr. Berk a post-termination benefit equal to 100% of his then current base salary plus the amount of the bonus paid to him for the immediately preceding fiscal year. If Mr. Berk decides not to extend the term of the agreement, then Barton is obligated to pay to Mr. Berk a post-termination benefit equal to one-half of the foregoing amount. In the event that Mr. Berk’s employment is terminated for Good Reason, or is terminated by Barton for reasons other than death, Complete Disability, Cause, or Barton’s decision not to extend the term of the agreement, then Mr. Berk is entitled to be paid (i) if the applicable conditions are satisfied, a supplementary post-termination benefit equal to what he otherwise would have been entitled to receive as his share of Barton’s contribution to its profit-sharing and retirement plan for the fiscal year in which such termination occurs and (ii) an amount equal to the product of his then current base salary multiplied by the number of years remaining in the then current term of the agreement. Post-termination benefits are payable to Mr. Berk in a lump sum as soon as practicable after his employment terminates, except that any supplementary post-termination benefit is payable promptly after Barton’s contribution to the retirement plan. The agreement requires Mr. Berk to keep certain information with respect to the Company confidential during and after his employment with the Company.

Under the terms of a letter agreement between the Company and Thomas Summer, Executive Vice President and Chief Financial Officer of the Company, if Mr. Summer’s employment is terminated without cause or if he voluntarily resigns within thirty (30) days after a demotion or a material diminishment in his responsibilities, in either case without cause, or if there is a change in control of the Company, he will be entitled to receive severance compensation equal to his then current base compensation for a period of twelve (12) months.

Under the terms of a letter agreement between the Company and Thomas Mullin, Executive Vice President and General Counsel of the Company, if Mr. Mullin’s employment is terminated without cause, he will be entitled to receive severance compensation equal to his then current base compensation for a period of twelve (12) months.

In April 2002, Peter Aikens, who was the President and Chief Executive Officer of Matthew Clark plc (“Matthew Clark”), retired from his employment with Matthew Clark. Matthew Clark is a wholly-owned subsidiary of the Company. During his employment, Mr. Aikens was deemed an executive officer of the Company by virtue of his responsibilities with Matthew Clark. Mr. Aikens’ son has an equity interest in Harold Whitehead and Partners, which provides consulting services to Matthew Clark on an as needed basis. Over the course of the last year, approximately £120,844 (equivalent to $190,015 based on the exchange rate at the end of the Company’s fiscal year) was paid to Harold Whitehead and Partners for services rendered to Matthew Clark for projects begun prior to Mr. Aikens’ retirement.

Agustin Francisco Huneeus (“Mr. Huneeus”) is the President and Chief Executive Officer of Franciscan Vineyards, Inc. (“Franciscan”), a wholly-owned subsidiary of the Company, and by virtue of his responsibilities with Franciscan, during fiscal 2003 he was deemed an executive officer of the Company. His father, Agustin Huneeus, and other members of his immediate family, as well as Mr. Huneeus, individually and through various family owned entities (the “Huneeus Interests”) engaged in certain transactions with Franciscan during the last fiscal year that are expected to be of an ongoing nature from year to year. The Huneeus Interests (a) engage Franciscan for certain wine processing services; (b) engage Franciscan as the exclusive distributor of Quintessa wines under a long-term contract; (c) sell grapes to Franciscan pursuant to existing long-term contracts; (d) participate as partners with Franciscan in the ownership and operation of a winery and vineyards in Chile; (e) lease a vineyard to Franciscan; (f) render brand management consulting and advisory services in the United States and internationally with respect to the Veramonte brand; and (g) render consulting services to Franciscan and the Company. Payments to the Huneeus Interests pursuant to these transactions and arrangements totaled approximately $6,479,397 for the last fiscal year. Payments from the Huneeus Interests to Franciscan for certain wine processing services and shared consulting services totaled approximately $255,202 for the last fiscal year.

By an Agreement dated December 20, 1990, the Company entered into a split-dollar insurance agreement with a trust established by Marvin Sands of which Robert Sands is the trustee. Pursuant to the Agreement, in prior years the Company has paid the annual premium on an insurance policy (the “Policy”) held in the trust, and the trust has reimbursed the Company for the portion of the premium equal to the “economic benefit” to Marvin and/or Marilyn Sands, calculated in accordance with the United States Treasury Department rules then in effect. The Policy is a joint life policy payable upon the death of Marilyn Sands, as the survivor of the two insureds, with a face value of $5 million. Pursuant to the terms of the trust, Richard Sands, Robert Sands (in his individual capacity) and the children of Laurie Sands (the deceased sister of Richard and Robert Sands) will each receive one-third of the proceeds of the Policy (after the repayment of the indebtedness to the Company out of such proceeds as described below), if they survive Marilyn Sands. While the Company made no premium payment on behalf of the trust in fiscal 2003, from the inception of the agreement through the end of fiscal 2003, the Company has paid aggregate premiums, net of reimbursements, of $2,382,327. The aggregate amount of such unreimbursed premiums constitutes indebtedness from the trust to the

Company and is secured by a collateral assignment of the Policy. Upon the termination of the Agreement, whether by the death of Marilyn Sands or earlier cancellation, the Company is entitled to be repaid by the trust the amount of such indebtedness.

Richard Sands, Robert Sands and four trusts formed under the will of Laurie Sands are the beneficial owners of a limited partnership that owns railroad cars. These cars were leased by the Company from the limited partnership at fair market rates. During fiscal year 2003, with respect to leasing these cars, the Company made payments to this limited partnership in the amount of $30,240. At the end of fiscal 2003, the limited partnership sold the railroad cars to an unaffiliated third party, and the Company entered into a lease agreement with the unaffiliated third party to lease the railroad cars at fair market rates. The Company has discontinued its relationship with the limited partnership.

Richard Sands, Robert Sands and their mother, Marilyn Sands, are beneficial owners of L, R, R & M, LLC, a Delaware limited liability company, which owns the Inn on the Lake in Canandaigua, New York (the “Inn”). The Inn is leased and operated by a third party. The Inn is frequently used by the Company for Company functions and for its out-of-town employees visiting the Company on business. During the last fiscal year, the Company paid the operators of the Inn approximately $32,259 (exclusive of employee reimbursed expenses).

George Bresler, a director of the Company, is a partner of the law firm of Kurzman Eisenberg Corbin Lever & Goodman, LLP in New York, New York. The Company pays to Mr. Bresler individually an annual retainer of $30,000 for his legal services to the Company. The Company also includes Mr. Bresler under its non-working group medical policy and pays a monthly premium of approximately $301 for his coverage. James A. Locke III, a director of the Company, is a partner in the law firm of Nixon Peabody LLP, Rochester, New York, the Company’s principal outside counsel.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company’s Class A Stock and Class B Stock. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports they file. Based solely upon review of copies of such reports furnished to the Company and related information, the Company believes that all such filing requirements for fiscal 2003 were complied with in a timely fashion. The Company has determined that MLR&R was inadvertently late in filing an initial statement of beneficial ownership and one statement of changes in beneficial ownership reporting one transaction, both of which statements were due during the Company’s fiscal year ended February 28, 2002.

STOCK OWNERSHIP OF MANAGEMENT

The following table and notes thereto set forth, as of May 20, 2003, the beneficial ownership of Class A Stock and Class B Stock by the Company’s directors and nominees, the Named Executives, and all of the Company’s directors and executive officers as a group. This information is based on information furnished to the Company by or on behalf of each person concerned. Unless otherwise noted, the named individual has sole voting power and investment discretion with respect to the shares attributed to him or her and the percentages of ownership are calculated on the basis of 82,459,606 shares of Class A Stock and 12,070,770 shares of Class B Stock outstanding as of the close of business on May 20, 2003.

	Class A Stock (1)						Class B Stock
	Shares Beneficially Owned				Percent of Class Beneficially Owned		Shares Beneficially Owned		Percent of Class Beneficially Owned
Name of Beneficial Owner	Outstanding Shares		Shares Acquirable within 60 days by Exercise of Options (2)

Richard Sands	494,890	(3)	784,480	(3)	1.5	%(3)	8,384,188	(3)	69.5	%(3)
Robert Sands	564,618	(3)	731,680	(3)	1.6	%(3)	8,381,368	(3)	69.4	%(3)
Alexander L. Berk	14,080		467,840		*		—		*
Thomas S. Summer	19,256	(4)	177,800		*		—		*
Thomas J. Mullin	4,821		169,640		*		—		*
George Bresler	4,436		12,000		*		—		*
Jeananne K. Hauswald	4,436		24,000		*		—		*
James A. Locke III	8,632		24,000		*	(5)	132		*
Thomas C. McDermott	4,436		48,000		*		—		*
Paul L. Smith	5,166		12,000		*		—		*
All Executive Officers and Directors as a Group (12 persons) (7)	836,071	(6)	2,466,440		3.9	%(7)	11,335,616		93.9%

*	Percentage does not exceed one percent (1%) of the outstanding shares of such class.

(1)	The shares and percentages of Class A Stock set forth in this table do not include (i) shares of Class A Stock that may be acquired within sixty (60) days by an employee under the Company’s Employee Stock Purchase Plan (because such number of shares is not presently determinable) and (ii) shares of Class A Stock that are issuable pursuant to the conversion feature of the Company’s Class B Stock, although, such information is provided in a footnote where appropriate. For purposes of calculating the percentage of Class A Stock beneficially owned in the table and in the footnotes, additional shares of Class A Stock equal to the number of presently exercisable options and, as appropriate, the number of shares of Class B Stock owned by the named person or by the persons in the group of executive officers and directors are assumed to be outstanding only for that person or group of persons pursuant to Rule 13-3(d)(1) under the Securities Exchange Act.

(2)	Reflects the number of shares of Class A Stock that can be purchased by exercising stock options that are exercisable on May 20, 2003 or become exercisable within sixty (60) days thereafter. Such number does not include the number of option shares that may become exercisable within sixty (60) days of May 20, 2003 due to certain acceleration provisions in certain awards, which accelerations cannot be foreseen on the date of this Proxy Statement.

(3)	Includes shares in which the named individual shares voting power or investment discretion. See tables and footnotes under “Beneficial Ownership” above for information with respect to such matters and for the number and percentage of shares of Class A Stock that would be owned assuming the conversion of Class B Stock into Class A Stock.

(4)	Mr. Summer shares the power to vote and dispose of 18,151 shares with his spouse. He has no voting power or investment discretion with respect to 800 shares that his spouse holds as a custodian.

(5)	Assuming the conversion of Mr. Locke’s 132 shares of Class B Stock into Class A Stock, Mr. Locke would beneficially own 32,764 shares of Class A Stock, representing less than one percent (1%) of the outstanding Class A Stock after such conversion.

(6)	Includes 9,755 shares of Class A Stock that underlie CHESS Depositary Interests held by an executive officer. Does not include 14,561 shares of Class A Stock that underlie CHESS Depositary Interests held by the spouse of an executive officer and for which the executive officer disclaims beneficial ownership with respect to such securities.

(7)	This group consists of the Company’s current executive officers and directors. Assuming the conversion of a total of 11,335,616 shares of Class B Stock beneficially owned by the executive officers and directors as a group into Class A Stock, all executive officers and directors as a group would beneficially own 14,638,127 shares of Class A Stock, representing 15.2% of the outstanding Class A Stock after such conversion.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Director Nominees

The Board of Directors of the Company nominated seven directors to be elected by the stockholders to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. The nominees for election to the Board of Directors are Richard Sands, Robert Sands, George Bresler, Jeananne K. Hauswald, James A. Locke III, Thomas C. McDermott and Paul L. Smith, all of whom currently serve as directors of the Company. Of the seven nominees, Messrs. McDermott and Smith have been designated as the nominees to be elected by the holders of the Class A Stock, voting as a separate class. The remaining five nominees are to be elected by the holders of the Class B Stock, voting as a separate class.

Management does not anticipate that any of the nominees will become unavailable for any reason, but if that should occur before the Meeting, proxies will be voted FOR another nominee or nominees to be selected by the Board of Directors of the Company. The following paragraphs contain certain biographical information about the nominees. The reported age of each nominee is as of June 13, 2003.

George Bresler	Director since 1992

Mr. Bresler, age 78, has been engaged in the practice of law since 1957. Since 1992, Mr. Bresler has been a partner of the law firm of Kurzman Eisenberg Corbin Lever & Goodman, LLP, and its predecessor firms, in New York, New York. Mr. Bresler provides legal services to the Company.

Jeananne K. Hauswald	Director since 2000

Ms. Hauswald, age 59, has been a managing partner of Solo Management Group, LLC, a corporate financial and investment management consulting company, since September 1998. From 1987 to her retirement in 1998, Ms. Hauswald was employed by The Seagram Company Ltd., a beverage and entertainment/communications company, where she served in various positions, including Vice President Human Resources from 1990 to 1993 and Vice President and Treasurer from 1993 to 1998. Ms. Hauswald currently serves on the Board of Directors of Thomas & Betts Corporation.

James A. Locke III	Director since 1983

Mr. Locke, age 61, has been engaged in the practice of business and corporate law since 1971. He has been a partner in the law firm of Nixon Peabody LLP, and its predecessor firm, in Rochester, New York since 1996. Nixon Peabody LLP is the Company’s principal outside counsel. For twenty years prior to joining Nixon Peabody LLP, Mr. Locke practiced law in Rochester, New York as a partner with another law firm.

Thomas C. McDermott	Director since 1997

Mr. McDermott, age 66, is Chairman of GPM Associates, LLP (formerly, Forbes Products, LLC), a custom vinyl business products company, since January 1998. From 1994 to 1997, Mr. McDermott was President and Chief Executive Officer of Goulds Pumps, Incorporated, a centrifugal pumps company for industrial, domestic and agricultural markets, where he also was Chairman from 1995 to 1997. From 1986 to 1993, he was President and Chief Operating Officer of Bausch & Lomb Incorporated, a contact lens, lens-care and eyewear products company.

Richard Sands, Ph.D.	Director since 1982

Mr. Sands, age 52, is the Chairman of the Board and Chief Executive Officer of the Company. He has been employed by the Company in various capacities since 1979. He was elected Chief Executive Officer in October 1993 and has served as a Director since 1982. In September 1999, Mr. Sands was elected Chairman of the Board. He served as Executive Vice President from 1982 to May 1986, as President from May 1986 to December 2002 and as Chief Operating Officer from May 1986 to October 1993. He is the brother of Robert Sands.

Robert Sands	Director since 1990

Mr. Sands, age 45, is President and Chief Operating Officer of the Company. He was appointed to these positions in December 2002 and has served as a director since January 1990. He also served as Group President from April 2000 to December 2002, as Chief Executive Officer, International from December 1998 through April 2000, as Executive Vice President from October 1993 through April 2000, as General Counsel from June 1986 to May 2000, and as Vice President from June 1990 through October 1993. He is the brother of Richard Sands.

Paul L. Smith	Director since 1997

Mr. Smith, age 67, retired from Eastman Kodak Company in 1993 after working there for thirty-five years. Mr. Smith was employed in various positions at Eastman Kodak Company, the last of which was from 1983 to 1993, when he served as Senior Vice President and Chief Financial Officer. Also from 1983 to 1993, Mr. Smith served on the Board of Directors of Eastman Kodak Company. Mr. Smith currently serves on the Board of Directors of Home Properties, Inc.

See also information regarding George Bresler, Richard Sands and Robert Sands under the caption “Certain Relationships and Related Transactions”. For information with respect to the number of shares of the Company’s common stock beneficially owned by each of the above named director nominees, see the table and the footnotes thereto under the caption “Stock Ownership of Management.”

Director Compensation

The Company’s current policy with respect to the two-year period beginning September 1, 2002 and ending August 31, 2004, is to pay its non-employee directors for their services as directors, partly in cash and partly in restricted stock, with no additional compensation for serving as members of committees of the Board. The cash component consists of an annual amount of $17,500 and the restricted stock component for the 2002-2004 period consists of a single award of 1,416 shares of Class A Stock. On the date of grant, the Company’s Class A Stock was valued at $28.41 per share. Subject to applicable provisions in the award document, fifty percent (50%) of the restricted stock will vest on September 1, 2003 and fifty percent (50%) of the restricted stock will vest on September 1, 2004. Additionally, beginning in July 2002, non-employee directors also receive the sum of $1,200 for each regular, special or annual meeting of the full Board he or she attends. The Company’s current policy also may include, from time to time, the grant of options to acquire the Company’s Class A Stock. No such options were granted during the last fiscal year. The Company also reimburses its directors for reasonable expenses incurred in connection with attending meetings of the Board of Directors and committees of the Board of Directors, and directors also receive complimentary wine products. The Company’s non-employee directors are George Bresler, Jeananne K. Hauswald, James A. Locke III, Thomas C. McDermott and Paul L. Smith. The remaining two directors, Richard Sands and Robert Sands, who are also employees of the Company, receive no additional compensation for serving as directors. The Board of Directors is expected to consider director compensation at a future Board meeting, at which time the compensation paid to directors may be modified.

The Board of Directors and Committees of the Board

The Board of Directors of the Company held eight (8) meetings during the Company’s fiscal year ended February 28, 2003. The standing committees of the Board are the Audit Committee, Corporate Governance Committee and Human Resources Committee. During fiscal 2003, each of the incumbent directors, during his or her period of service, attended at least 75% of the total number of meetings held by the Board and each committee of the Board on which he or she served.

Audit Committee.    The Audit Committee is currently composed of Paul L. Smith (Chair), Jeananne K. Hauswald and Thomas C. McDermott, each of whom is independent in accordance with the definition in the New York Stock Exchange’s listing standards. The Audit Committee operates under a written charter that was approved by the Company’s Board of Directors and which was attached to the Company’s proxy statement dated June 15, 2001. This Committee assists the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company’s accounting policies, internal controls and financial reporting practices. In addition, this Committee maintains a line of communication between the Board of Directors and the Company’s financial management, internal auditors and independent accountants. The Audit Committee held eight (8) meetings during fiscal 2003.

Corporate Governance Committee.    The Corporate Governance Committee is currently composed of James A. Locke III (Chair), Thomas C. McDermott, Robert Sands and Paul L. Smith. The full Board is responsible for nominating candidates to become directors, but has delegated the screening process involved to the Corporate Governance Committee. The Corporate Governance Committee advises the Board concerning appropriate composition of the Board and its committees and advises the Board regarding appropriate corporate governance practices and assists the Board in achieving them. Among other matters, this Committee also makes recommendations to the full Board with respect to an officer to be designated as Chief Executive Officer, and a director to serve as Chairman of the Board. In addition, this Committee recommends to the Board compensation for directors who are neither present nor former full-time officers of the Company. This Committee held two (2) meetings during fiscal 2003. The Corporate Governance Committee will consider nominations by stockholders of the Company. Those nominations should include sufficient biographical information so that the Committee can appropriately assess the proposed nominee’s background and qualifications. All submissions should be sent in writing to the attention of the Corporate Secretary, Constellation Brands, Inc., 300 WillowBrook Office Park, Fairport, New York 14450.

Human Resources Committee.    The Human Resources Committee is currently composed of Thomas C. McDermott (Chair), Jeananne K. Hauswald and Paul L. Smith. The Human Resources Committee monitors, among other matters: human resources policies and procedures as they relate to the goals and objectives of the Company and good management practices; and procedures and internal controls that relate to personnel administration, pay practices and benefits administration. The Human Resources Committee is responsible for reviewing total executive compensation in relation to individual executive performance, Company performance, salary information and other parameters deemed reasonable in the assignment of executive compensation levels. This Committee also reviews and approves executive benefits and perquisites and reviews performance systems, including reward programs. The Human Resources Committee is responsible for evaluating the performance of the Chief Executive Officer and approves his salary, as well as the salaries of other executives. This Committee also presently administers the Company’s Long-Term Stock Incentive Plan, Incentive Stock Option Plan, Annual Management Incentive Plan, 1989 Employee Stock Purchase Plan and U.K. Sharesave Scheme and reviews succession planning for the Company and other important human resources issues. The Human Resources Committee held four (4) meetings during fiscal 2003.

Audit Committee Report

The following report shall not be deemed incorporated by reference in any filing under the federal securities laws by virtue of any general incorporation of this Proxy Statement by reference and shall not otherwise be treated as filed under the securities laws.

The Audit Committee of the Board of Directors provides oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent public accountants, internal auditors and management. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee, in carrying out its role, relies on the Company’s senior management and its independent public accountants.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2003, the Audit Committee reviewed and discussed the audited financial statements of the Company with the Company’s management. Also, the Committee discussed with KPMG LLP, the Company’s independent public accountants with respect to the fiscal year ended February 28, 2003, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90 (Codification of Statements on Auditing Standards, AU § 380).

In addition, the Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP the independence of that firm as the Company’s independent public accountants.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

Paul L. Smith (Chair)
Jeananne K. Hauswald
Thomas C. McDermott

Vote Required

A plurality of the votes cast at the Meeting by the holders of Class A Stock is required for the election of the two directors to be elected by the holders of Class A Stock. A plurality of the votes cast at the Meeting by the holders of Class B Stock is required for the election of the five directors to be elected by the holders of Class B Stock.

The Board of Directors recommends a vote FOR the nominees. Unless authority to vote for one or more of the nominees is specifically withheld, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR the election of all the nominees for whom you are entitled to vote.

PROPOSAL NO. 2

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The firm of KPMG LLP, Certified Public Accountants, served as the independent public accountants of the Company for the fiscal year ended February 28, 2003. On April 3, 2003, the Board of Directors of the Company, based on the recommendation of its Audit Committee, determined to engage KPMG LLP to serve as the Company’s independent public accountants for the fiscal year ending February 29, 2004. The selection of KPMG LLP as the Company’s independent public accountants will be presented to the stockholders for their ratification at the Meeting. If the stockholders do not ratify the selection of KPMG LLP, the Board of Directors will reconsider its choice.

The firm of Arthur Andersen LLP, Certified Public Accountants, served as the independent public accountants for the Company for the fiscal year ended February 28, 2002. On April 4, 2002, the Board of Directors of the Company, based on the recommendation of its Audit Committee, determined to dismiss Arthur Andersen LLP as its independent public accountants and to engage KPMG LLP to serve as the Company’s independent public accountants for the fiscal year ending February 28, 2003, effective upon the filing by the Company of its Annual Report on Form 10-K for the fiscal year ended February 28, 2002 with the Securities and Exchange Commission. As contemplated, upon the filing of the Company’s Annual Report on Form 10-K on May 21, 2002, each of Arthur Andersen LLP’s dismissal and KPMG LLP’s engagement as the Company’s independent public accountants became effective. The Company’s stockholders ratified the selection of KPMG LLP at their Annual Meeting held on July 23, 2002.

Arthur Andersen LLP’s reports on the Company’s consolidated financial statements for each of the fiscal years ended February 28, 2002 and February 28, 2001, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended February 28, 2002 and February 28, 2001, and the subsequent interim period through May 21, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of any such disagreements in connection with its reports on the Company’s consolidated financial statements for such years.

None of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred during the Company’s fiscal years ended February 28, 2002 and February 28, 2001, and the subsequent interim period through May 21, 2002.

During the fiscal years ended February 28, 2002 and February 28, 2001, and the subsequent interim period through May 21, 2002, the Company did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The following sets forth information regarding fees billed to the Company by KPMG LLP:

Audit Fees:    The aggregate fees billed by KPMG LLP for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for the year ended February 28, 2003 and for the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for such year were approximately $638,000. This amount includes approximately $60,000 of out-of-pocket expenses.

Financial Information Systems Design and Implementation Fees:    KPMG LLP did not provide any services to the Company for the design and implementation of financial information systems during the Company’s 2003 fiscal year.

All Other Fees:

Audit-Related Fees:    The aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to performance of the audit of the Company’s annual financial statements for the year ended February 28, 2003 and for the review of the financial statements included in the Company’s quarterly reports on Form 10-Q for such year and are not reported above were approximately $291,000. The services comprising the fees disclosed in this category were in the nature of statutory audits for various international subsidiaries and employee benefit plans, fees associated with certain due diligence in connection with the acquisition of BRL Hardy Limited (now known as Hardy Wine Company Limited), and fees related to a proposed financing transaction.

Tax Fees:    The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning were approximately $2,187,533.

Other Fees:    The aggregate fees billed by KPMG LLP for all other products and services provided to the Company, other than services disclosed in categories above, during the Company’s 2003 fiscal year were approximately $33,348. These fees consisted primarily of fees for services relating to business continuity consultations.

The Audit Committee reviewed and determined that the non-audit services provided by KPMG LLP during the Company’s 2003 fiscal year are compatible with maintaining the independence of such auditors.

A representative of KPMG LLP is expected to be present at the Meeting and will be given an opportunity to make a statement if he or she so desires and will be available to respond to any appropriate questions.

Vote Required

The adoption of Proposal No. 2 to ratify the selection of KPMG LLP as the Company’s independent public accountants requires the affirmative vote of a majority of the votes entitled to be cast by stockholders present in person or represented by proxy at the Meeting. With respect to this proposal, holders of Class A Stock and Class B Stock will vote together as a single class at the Meeting, with holders of Class A Stock having one (1) vote per share and holders of Class B Stock having ten (10) votes per share.

The Board of Directors recommends that the stockholders ratify the selection of KPMG LLP as the independent public accountants of the Company for the fiscal year ending February 29, 2004 and, accordingly, recommends that you vote FOR Proposal No. 2. Unless otherwise directed therein, the shares represented by your proxy, if properly executed and returned, and not revoked, will be voted FOR such proposal.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2004 Annual Meeting of Stockholders, such proposal must be received by the Company no later than February 14, 2004.

Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Act, which a stockholder intends to bring forth at the Company’s 2004 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Act and the By-laws of the Company, if received by the Company after February 14, 2004.

FINANCIAL INFORMATION

The Company has furnished its financial statements to stockholders by including in this mailing the Company’s 2003 Annual Report to Stockholders, which consists of its Form 10-K for the fiscal year ended February 28, 2003 (excluding the exhibits thereto) and its 2003 glossy report. In addition, upon the request of any stockholder, the Company will provide, without charge, another copy of its Annual Report on Form 10-K for the fiscal year ended February 28, 2003, as filed with the Securities and Exchange Commission (excluding the exhibits thereto). Written requests for such copies should be directed to Constellation Brands, Inc., Attention: Mark Maring, Vice President Investor Relations, 300 WillowBrook Office Park, Fairport, New York 14450; telephone number: (888) 922-2150.

OTHER

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter at the Meeting other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID S. SORCE, Secretary

Fairport, New York

June 13, 2003

BALLOT

Please Mark Here for Address Change	☐
SEE REVERSE SIDE

Please mark your votes as indicated in this example	☒

1. Election of Directors: To elect Directors as set forth in the Proxy Statement.						FOR	AGAINST	ABSTAIN

Class A Stockholders: 01 Thomas C. McDermott, 02 Paul L. Smith				2.	Proposal to ratify the selection of KPMG LLP, Certified Public Accountants, as the Company’s independent public accountants for the fiscal year ending February 29, 2004.	☐	☐	☐
FOR BOTH NOMINEES (except as noted below)	☐	WITHHELD FROM BOTH NOMINEES	☐

Vote withheld from nominee identified on above line.

Class B Stockholders: 01 George Bresler, 02 Jeananne K. Hauswald, 03 James A. Locke III, 04 Richard Sands, 05 Robert Sands				3.	In their discretion, the proxies are authorized to vote upon such other business not known at the time of the solicitation of this Proxy as may properly come before the Meeting or any adjournment thereof.
FOR ALL NOMINEES (except as noted below)	☐	WITHHELD FROM ALL NOMINEES	☐

Vote withheld from nominee(s) identified on above line.					The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement for the Company’s 2003 Annual Meeting, describing more fully the proposals set forth herein.

Signature                                               Date                          Signature                                               Date

NOTE: Please date this Proxy and sign your name above exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation or other entity, the full entity name should be inserted and the Proxy signed by a duly authorized representative of the entity, indicating his or her title or capacity.

Δ  FOLD AND DETACH HERE  Δ

CONSTELLATION BRANDS, INC.
P R O X Y	PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK

The undersigned hereby appoints David S. Sorce and Thomas S. Summer, or any one of them, proxies for the undersigned with full power of substitution to vote all shares of CONSTELLATION BRANDS, INC. (the “Company”) that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at One HSBC Plaza, 100 Chestnut Street, Rochester, New York, on Tuesday, July 15, 2003, at 11:00 a.m. (local time), and any adjournment thereof (the “Meeting”).

Class A Stockholders, voting as a separate class, are entitled to elect two directors at the Meeting. Class B Stockholders, voting as a separate class, are entitled to elect five directors at the Meeting. Please refer to the Proxy Statement for details. Your shares of Class A Common Stock and/or Class B Common Stock appear on the back of this card. PLEASE SIGN ON THE BACK.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS AND, UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY A SIGNED PROXY WILL BE VOTED FOR PROPOSAL 2.

TO APPROVE THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIMPLY SIGN ON THE BACK. YOU NEED NOT MARK ANY BOXES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Change (Mark the corresponding box on the reverse side)

Δ  FOLD AND DETACH HERE  Δ

CDI Voting Instruction Form

Constellation Brands, Inc. ARBN 103 442 646 Mark this box with an ‘X’ if you have made any changes ☐ to your address details (see reverse)	All correspondence to: Computershare Investor Services Pty Limited GPO Box 1903 Adelaide
South Australia 5001 Australia
Enquiries (within Australia)  1800 030 606 (outside Australia) 61 3 9615 5970
Facsimile 61 8 8236 2305 www.computershare.com

SAMPLE CUSTOMER
ADDRESS	Securityholder Reference Number (SRN)
ADDRESS
ADDRESS
ADDRESS	| 1234567890 IND
SAMPLETOWN TAS 7000

Annual General Meeting—15 July 2003

Your Voting Instructions are being sought so that CHESS Depositary Nominees Pty Ltd may respond to a proxy solicitation on behalf of the Board of Directors of Constellation Brands, Inc.

Voting instructions to CHESS Depositary Nominees Pty Ltd

I/We being a holder of CHESS Depositary Interests of the above Company hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding at the Annual General Meeting in respect of the resolutions outlined below, as follows:

CHESS Depositary Nominees Pty Ltd will vote as directed. Please mark with an ☒ to indicate your directions.

		For	Withheld
1.1	Election of Thomas C McDermott	☐	☐

1.2	Election of Paul L Smith	☐	☐

		For	Against	Abstain*
2	Proposal to ratify the selection of KPMG LLP, Certified Public Accountants, as the Company’s independent public accountants for the fiscal year ending February 29, 2004.	☐	☐	☐

*If you mark the Abstain box for this item, you are directing your proxy to abstain from voting on your behalf, therefore your votes will not be counted in computing the required majority.

By execution of this CDI Voting Instruction Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote as directed above and in their discretion on such other business as may properly come before the meeting.

PLEASE SIGN HERE        This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.

Individual or Securityholder 1	Securityholder 2	Securityholder 3

Sole Director and Sole Company Secretary	Director	Director/Company Secretary

/ /
Contact Name	Contact Daytime Telephone	Date

C  B  R                            T  B  A                             005020 - V2

Instruction for Completion of CDI Voting Instruction Form

Your vote is important

Each Constellation Brands, Inc. CHESS Depositary Interest (CDI) is equivalent to one tenth of one share of Class A Common Stock of Constellation Brands, Inc., so that every 10 CDI’s that you own at 20 May 2003 (record date) entitles you to direct one vote.

You can vote by completing, signing and returning your CDI Voting Instruction Form. The CDI Voting Instruction Form gives your voting instructions to CHESS Depositary Nominees Pty Ltd (CDN), which will vote the underlying shares on your behalf. You need to return your completed CDI Voting Instruction Form so that it is received at the address shown on the Form by not later than 5pm Australian time on 11 July 2003. That will give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CHESS Depositary Interest votes and to vote the underlying shares.

You may direct CDN how to vote by placing a mark in one of the boxes opposite each item of business. All your CDIs will be voted in accordance with such a direction. If you mark more than one box on an item your vote on that item will be invalid.

If you sign and return the proxy form but do not indicate on the form how your votes are to be directed, the shares represented by those CDIs will not be voted by CDN.

If CDN does not receive a direction from a holder of Constellation CDIs as to how to vote the shares represented by those Constellation CDIs, those shares will not be voted.

If you have completed and returned your CDI Voting Instruction Form, you may revoke the directions contained therein by a written notice of revocation to Computershare Investor Services Pty Limited no later than 11 July 2003 bearing a later date than the CDI Voting Instruction Form.

Signature(s) of CHESS Depositary Interest Holders

Each holder must sign this form. If your CDIs are held in joint names, all holders must sign in the boxes. If you are signing as an Attorney, then the Power of Attorney must have been noted by the Company’s Australian Registry or a certified copy of it must accompany this form.

Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie. Sole Director and Sole Company Secretary, or Director, or Director and Company Secretary.

If you require further information on how to complete the CDI Voting Instruction Form, telephone the Registry on 1800 030 606.

Lodgement of Notice

CDI Voting Instruction Forms must be returned to Computershare Investor Services Pty Limited, Level 5, 115 Grenfell Street, Adelaide, SA 5000 or GPO Box 242 Melbourne VIC 8060 Australia.

For assistance please contact Computershare Investor Services Pty Limited on 1800 030 606

005020 - V4